UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2016

GOODMAN NETWORKS INCORPORATED

(Exact name of registrant as specified in its charter)

Texas	333-186684	74-2949460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Network Blvd., Suite 300 Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 406-9692

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure contained in Item 5.02 of this Current Report on Form 8-K concerning agreements to indemnify certain persons is incorporated by reference herein.

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and President and Other Senior Officers

As previously disclosed, on November 11, 2016, certain shareholders of Goodman Networks Incorporated (the “Company”), acting by written consent, elected James Goodman, Jason Goodman and Jonathan Goodman to fill vacancies on the board of directors (the “Board”) of the Company, and effective November 15, 2016, (i) all members of the Board other than John Goodman resigned from the Board, (ii) John Goodman, as the sole remaining director, appointed Jason Goodman and Jonathan Goodman to fill vacancies on the Board, and (iii) the Board appointed John Goodman as Chairman of the Board and Executive Chairman. Since the appointment of the new members to the Board, the Executive Chairman has made several attempts to engage the senior management team.

On November 21, 2016, the Company received a letter of resignation from Ron Hill, the Company’s Chief Executive Officer and President, pursuant to which Mr. Hill gave notice of his resignation from his positions as Chief Executive Officer and President of the Company effective December 21, 2016 and claimed that he had “Good Reason” (as defined in his employment agreement) to resign. Also on November 21, 2016, the Company received letters from six other senior officers of the Company terminating their employment relationships and claiming termination without cause, constructive discharge without cause, termination for good reason, resignation for good reason or some combination of the aforementioned reasons. These senior officers included the Company’s Executive Vice President and General Counsel, the Company’s Executive Vice President of Sales and Business Development, the Company’s Executive Vice President of Professional Services, the Company’s Executive Vice President of Business Operations and Business Analytics, the Company’s Executive Vice President of Human Resources, and the Company’s Executive Vice President and Chief of Staff. The Company does not agree that any executive had “Good Reason” to resign or was terminated without cause, constructively discharged without cause or terminated for good reason and intends to defend itself vigorously against such claims.

Interim Chief Executive Officer and President and Chief Operating Officer

In light of the receipt of Mr. Hill’s resignation letter and for a variety of other reasons, the Company believes that Mr. Hill has absented himself from his duties and powers as Chief Executive Officer and President. Pursuant to the Company’s bylaws, John Goodman, as the Company’s Executive Chairman, will assume the responsibilities of Chief Executive Officer and President on an interim basis at all times in which Mr. Hill is absent.

On November 21, 2016, the Board appointed Jason Goodman, a director of the Company and the Company’s Vice President of Government Solutions and Construction, as Chief Operating Officer.

The terms of employment of Messrs. John Goodman and Jason Goodman had not been determined at the time of the filing of this Current Report on Form 8-K and will be included in an amendment to this Current Report on Form 8-K within four business days after such information is determined or becomes available.

Interim Chief Financial Officer

On November 22, 2016, the Company entered into an engagement letter (the “Letter Agreement”) with FTI Consulting, Inc. (“FTI Consulting”), pursuant to which John Debus was appointed to serve as the Company’s interim Chief Financial Officer, including the role of principal financial officer, effective November 22, 2016. Mr. Hill had been fulfilling the duties of the Company’s principal financial officer on an interim basis since October 1, 2016. Mr. Debus also assumed the role of principal accounting officer, a role in which Crystal Lieu had been serving on an interim basis since October 1, 2016. FTI Consulting will receive a monthly fee of $70,000 for the services provided by Mr. Debus.

Biographical Information

Biographical information concerning each of the Company’s newly appointed officers is set forth below:

John Goodman, age 49

John Goodman has served as a member of the Board since he co-founded the Company in 2000 and has been the Company’s Executive Chairman since November 16, 2016. He previously served as the Company’s Executive Chairman from January 2012 until March 5, 2015 and as Chairman and Chief Executive Officer from the Company’s founding in 2000 through January 2012. In addition, he has served as a manager since August 2013 and the Executive Chairman since June 2014 of Premier One Emergency Centers, LLC, an owner of emergency and urgent care facilities. Mr. John Goodman’s telecom career spans two decades, beginning with Bell Atlantic Professional Services, where he managed outside and inside plant services in the southwest United States. In 1997, he joined GTE’s Network Operations Center in Irving, Texas, where he supported Fortune 500 companies and provided broadband technical support services domestically. Following the merger of GTE and Bell Atlantic, now known as Verizon, Mr. John Goodman left Verizon in 2000 to co-found the Company. Mr. John Goodman holds a bachelor’s degree in business administration from Texas Tech University.

Jason Goodman, age 46

Jason Goodman is a co-founder of the Company who has served as a member of the Board since November 15, 2016 and as the Company’s Vice President of Government Solutions and Construction since April 2011. Mr. Jason Goodman was previously a member of the Board from 2000 until April 2014 and from November 11, 2016 until November 15, 2016. Mr. Jason Goodman has previously served in several roles with the Company, including Vice President of Federal Sales, Vice President of Support Operations and Chief of Staff, from July 2007 to April 2011, March 2007 to July 2007 and June 2000 to March 2007, respectively. Prior to the Company’s founding in 2000, Mr. Jason Goodman held various positions with Harvard Technologies, where he was responsible for establishing a new telecommunications services division. Mr. Jason Goodman holds a bachelor’s degree in business administration from Texas A&M University.

John Debus, age 48

Mr. Debus is a Managing Director in the Corporate Finance group at FTI Consulting, an independent global business advisory firm, where he provides a range of management, financial consulting and advisory services, principally to telecom, technology and media companies, with a specialization in interim and crisis management, turnaround consulting, bankruptcy debtor advisory and financial and operational restructuring. Since joining CXO, LLC (which was subsequently acquired by FTI Consulting) in June 2005, he has served in many consulting engagements with several companies in an interim management role. From September 2012 to July 2016, he served as chief financial officer, vice president and associate restructuring officer of Digital Domain Media Group, and from January 2007 to July 2012, he served as chief financial officer, treasurer and senior vice president of Sage Telecom, Inc. Additionally, he has served in various capacities, including chief financial officer, treasurer, vice president, controller and advisor to creditors or other parties in interest in several other consulting engagements. Prior to joining FTI Consulting, Mr. Debus served as chief financial officer of the Company from July 2002 until June 2005 and corporate controller of the Company from January 2002 to September 2003. Mr. Debus holds a Bachelor of Science in Business Administration from the University of Colorado.

Crystal Lieu, age 42

Ms. Lieu has served as the Company’s Vice President and Corporate Controller since December 2014 and was previously Senior Director, Assistant Controller of the Company from September 2013 to November 2014. Prior to joining the Company, she was Director of Technical Accounting and Customer Experience at Leeyo Software, a financial software and services company, from May 2012 until August 2013 and Director, WW Revenue and Operational Controller of Genband, a communications software solutions provider, from March 2010 until April 2012.

Certain Relationships and Related Party Transactions

There are no family relationships between John Goodman, Jason Goodman, John Debus or Crystal Lieu and any existing director or executive officer of the Company except that John Goodman, Jason Goodman and Jonathan Goodman are brothers.

The information under the headings “Certain Relationships and Related Party Transactions,” “Related Persons” and “Related Party Transactions” under Item 5.02 of the Current Report on Form 8-K filed on November 18, 2016 is incorporated by reference herein.

Indemnification Agreements

On November 21, 2016, the Company entered into an indemnification agreement (each, an “Indemnification Agreement”) with each of Messrs. Jonathan Goodman and Jason Goodman, effective November 15, 2016, in consideration for their agreement to serve on the Board. The Company also entered into an Indemnification Agreement with Mr. Debus in connection with his appointment as interim Chief Financial Officer on November 22, 2016. Each of Messrs. Jonathan Goodman, Jason Goodman and John Debus is referred to herein as an “Indemnitee.”

Pursuant to the Indemnification Agreements, the Company agreed to indemnify each Indemnitee to the fullest extent permitted by applicable law against any and all expenses arising from any “proceeding” (as such term is defined in the Indemnification Agreements) in which an Indemnitee was, is or will be involved as a party or otherwise by reason of any Indemnitee’s service as, or actions taken while, (i) a director or officer of the Company or (ii) at the request of the Company, a director, officer, employee, agent or fiduciary of another enterprise. Following a written request by an Indemnitee, the Company is required to advance (within 10 days of receipt of such written request) to such Indemnitee, prior to or after final disposition of any proceeding, any and all expenses relating to the Indemnitee’s investigation, defense, settlement or appeal of such proceeding.

The obligations of the Company under the Indemnification Agreements to provide indemnification is subject to a determination, (i) by a majority vote of the “disinterested directors” (as such term is defined in the Indemnification Agreements), even if less than a quorum, (ii) by independent counsel (chosen by such Indemnitee) in a written opinion to the Board of Directors or (iii) by the shareholders of the Company. The Indemnitee is presumed to be entitled to indemnification, and anyone seeking to overcome such presumption shall bear the burden of proof. Additionally, the Company is not required to indemnify an Indemnitee under each of the Indemnification Agreements: (i) for amounts otherwise identifiable under the Indemnification Agreement that such Indemnitee has already received under any insurance policy, contract, agreement or otherwise or (ii) as prohibited by Texas law.

Each of the Indemnification Agreements will continue so long as such Indemnitee is subject to any proceeding by reason of serving as a director, officer, employee, agent or fiduciary of the Company, whether or not serving in such capacity at the time the liability or expense is incurred.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by the full text of the Form of Indemnification Agreement filed as Exhibit 10.50 to the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on February 14, 2013, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODMAN NETWORKS INCORPORATED

Date: November 28, 2016	By:	/s/ John A. Goodman
	Name:	John A. Goodman
	Title:	Executive Chairman and Interim Chief Executive Officer and President